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                                                                   EXHIBIT 10.9A


                   SEPARATION AGREEMENT AND GENERAL RELEASE
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     This Separation Agreement and General Release ("this Agreement") is made by and between Steven Dmiszewicki ("Employee") and Level 8 Systems, Inc. ("the Company").

     The Company and Employee desire to effect a severance of Employee's employment with the Company on the terms and conditions set forth in this Agreement. The Company and Employee agree that it is in their best interests to settle any and all matters that might arise out of Employee's former employment with the Company. Therefore, in consideration of the mutual promises contained in this Agreement, the Company and Employee agree to the following:

     1.   Severance and Effective Dates. By executing this Agreement, Employee
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acknowledges that Employee's last day worked with the Company will be January
31, 2001, ("Last Day Worked"), and that the Employee's termination date with the Company will be February 1, 2002, ("Termination Date). In addition, Employee acknowledges Effective Date of the Agreement is the eighth (8) day after Employee signs the Agreement ("Effective Date").

     2.   Severance Arrangement.  In full consideration and as material
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inducement for Employee to execute this Agreement, and in full and complete settlement of any and all claims (including any claim Employee may have for attorneys' fees, expenses and costs), the Company will:

          a.   Not Used.

          b. Continue Employee's regular salary of $7692.31 per week, less all legal deductions, for the equivalent of 52 weeks, on the first payday following the end of the Consulting Period above.

          c. Continue Employee's medical, dental, vision, life insurance and long term disability benefits at employee rates and 401K participation, for 9 months, beginning on the day following the last day of the Consulting Period. Employee contributions will be deducted with each paycheck.

          d.   Not Used.

          e.   Allow Employee to retain his lap-top, as provided by the Company.

          f. Provide Employee with a cell phone through termination date. All expense associated with the use of this phone will be paid by the Company up to $200.00 per month.

          g. The Company will pay for executive coaching/placement services from a firm of the Employees choosing for a period of six (6) months, which must conclude, by the end of the severance period.


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          h.   Pay Employee for 60 unused, accrued vacation days. This payment will be made on the first regular payday following the last day worked, along with payment for any wages earned.

          i. Immediately upon execution of this Agreement, vest all Employees' outstanding but currently unvested stock options held under the 1997 Level 8 Systems, Inc. Stock Option Plan. Employee shall have eighteen (18) months from the Effective Date of this Agreement to exercise all his stock options. Further, Company agrees to re-price Employee's stock options within ninety (90) days of the execution of this agreement should the Company re-price any employee stock options during that time period.

     3.   General Release.  As a material inducement to the Company to enter
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into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such parent companies, divisions, subsidiaries and affiliates) and all persons acting by, through, under or in concert with any of them (collectively "Releases"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation or ordinance, including, without limitation:
(1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, (race, color, religion, sex and national origin discrimination);
(2) the Americans with Disabilities Act (disability discrimination); (3) 42 U.S.C. (S) 1981 (discrimination); (4) the Age Discrimination in Employment Act (29 U.S.C. (S)(S) 621- 624); (5) 29 U.S.C. (S) 206(d)(1) (equal pay); (6)
Executive Order 11246 (race, color, religion, sex and national origin discrimination); (7) Executive Order 11141 (age discrimination); (8) Section 503 of the Rehabilitation Act of 1973 (disability discrimination); (9) Employee Retirement Income Security Act (ERISA); (10) intentional or negligent infliction of emotional distress or "outrage;" (11) defamation; (12) interference with employment or contractual relations; (13) wrongful discharge; and (14) invasion of privacy, ("Claim" or "Claims"), which Employee now has, owns or holds or claims to have, own or hold or which Employee at any time heretofore had, owned or held or claimed to have, owned or held against each or any of the Releases at any time up to and including the Effective Date of this Agreement. This release does not include those claims that cannot be waived under Federal or State law.

     Company hereby irrevocably and unconditionally releases, acquits and forever discharges Employee his heirs, representatives, and assigns (collectively "Employee Releases"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses of

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any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights arising out of alleged violations or breaches of any contracts, express or implied, or any tort, or any federal, state or other governmental statute, regulation or ordinance.

     4.   Indemnification.  As a further material inducement to the Company to
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enter into this Agreement, Employee hereby agrees to indemnify and hold each and all of the Releases harmless from and against any and all loss, costs, damages or expenses including, without limitation, attorneys' fees incurred by Releases arising out of any breach of this Agreement by Employee or the fact that any representation made herein by Employee was false when made.

     Company hereby agrees to indemnify and hold each and all of the Employee Releases harmless from and against any and all loss, costs, damages or expenses including, without limitation, attorneys' fees incurred by Employee Releases arising out of any breach of this Agreement by Company.

     5.   Litigation.  Employee represents that neither Employee nor any person
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or organization on Employee's behalf has filed or assigned to others the right to file any complaints, charges or lawsuits against the Company with any federal, state or local governmental agency or court.

     6.   Confidentiality and Professionalism.  Employee represents and agrees
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that Employee will keep the terms, amount, value and nature of consideration paid to Employee completely confidential and that Employee will not hereafter disclose any information concerning this Agreement to anyone other than Employee's immediate family and professional representatives, who will be informed of and bound by this confidentiality clause. The obligation of confidentiality and professionalism includes, without limitation, any discussion by Employee about the Company or any of the Company's employees, which shall be limited to respectful, non-derogatory and non-damaging references by Employee. Further Company agrees that it will not make any statement concerning Employee or his performance with the Company other than as set forth in Section 12 below without Employee's express written permission. In addition, the Company will not make any statement(s) concerning the Company's performance during Employee's tenure as President and/or CEO of the Company that could be construed as derogatory to Employee or which reflects negatively on Employee's performance of his duties while occupying those offices.

     7.   Agreement Not to Disclose Trade Secret and Confidential Information.
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Employee shall not, at any time, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information to any third party without the Company's prior written consent. "Confidential Information" shall mean that secret or proprietary information of any kind or nature disclosed to Employee or becoming known to Employee (whether or not invented, discovered or developed by Employee) at any time during Employee's employment by or acting as a consultant to the Company. Such secret or proprietary information shall include (unless such information is generally known in the industry through no action of Employee) information relating to the design, manufacture, application, know-how, research and development of the Company's present, past or prospective products, sources of supplies and materials, operating

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and other cost data, lists of present customers, customer proposals, price lists and data relating to pricing of the Company's products or services. Such secret or proprietary information shall specifically include, without limitation, all information contained in the Company's manuals, memoranda, formulae, plans, drawings and design specifications, supply sources, computer programs and records identified by the Company as confidential information. In addition, to constitute Confidential Information, the information must have value because it is not generally known to the public, and Level 8 must have taken reasonable means to protect the information.

     8.   Proprietary Rights of the Company.  Employee acknowledges and agrees
          ---------------------------------
that all Inventions (or any modifications thereof) shall be the property of the Company free of any reserved or other rights of any kind on Employee's part. Employee shall, at the Company's expense, promptly execute formal applications for patents and also do all other acts and things (including, among others, executing and delivering instruments of further assignments, registrations, assurance or confirmation) deemed by the Company necessary or desirable at any time or times in order to effect the full assignment to the Company of Employee's rights, title and interest to such inventions and/or modifications, without payment therefore and without further compensation beyond that provided for in this Agreement. The absence of a request by the Company for information, or for the making of an oath or for the execution of any document, shall in no way be construed to constitute a waiver of the rights of the Company. For purposes of the Agreement, "inventions" shall mean those discoveries, developments and works of authorship, whether or not patentable, relating to the Company's present, past or prospective activities, services and products, which activities, services, and products became known to Employee at any time during Employee's employment, including any patents, models, trade secrets, trademarks, service marks, copyrightable subject matter and any copyrights therein, proprietary information, any design of a useful article (whether the design is ornamental or otherwise), computer programs and related documentation, and other writings, code, algorithms and information and related documentation and materials which the Employee has made, written or conceived during Employee's employment by the Company, either solely or jointly with others, and either on or off the Company's premises (i) while providing services to the Company, or
(ii) with the use of time, materials or facilities of the Company, (iii) relating to any Company product, service or activity of which Employee has knowledge, or (iv) suggested by or resulting from any work performed by or for the Company. Such term shall not be limited to the meaning of "invention" under the United States patent laws.

     9.   Non-Solicitation.  Employee shall not, directly or indirectly, on
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Employee's behalf or on behalf of others (except on behalf of or with the prior consent of the Company and except for the following individuals
________________________) for a period of twelve (12) months following the execution of this Agreement:

          a. solicit or request any other employee of or consultant to the Company to leave the employment of or cease consulting for the Company or to join the employment of or begin consulting for any Competing Business; or

          b.   hire any employee of the Company; or

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          c.   solicit or request any Competing Business to employ or retain as an employee or consultant any employee or consultant of the Company; or

          d. provide individual names or lists of names of Company employees to recruiters.

     For purposes of this Section 9, "Competing Business" means any business organization of whatever form directly engaged in any business or enterprise which is the same as or substantially the same as the business of designing, developing, manufacturing, marketing, selling and supporting software products and providing related services that enable customers of the Company to create, distribute and manage large-scale mission-critical information processing applications.

     Employee stipulates and agrees that the restrictive covenants contained in this section are reasonable in time, scope and territory covered and do not impose a greater restraint than necessary for the protection of the business interests of the Company.

     10.  Transition Services.  Employee acknowledges that he may have been
          -------------------
working on matters that will need to be transitioned to another employee of the Company. Employee further acknowledges that these matters and their orderly transition are important to the Company's continuing business interests. Employee agrees to be available for reasonable consultation with the Company concerning the transition of those matters for a reasonable period of time and that Employee will assist the Company in the orderly transition of those matters to another employee of the Company. Employee covenants to use best efforts to carry out responsibilities under this Agreement, including these transition services.

     11.  Return of Company Materials and Property.  Employee understands and
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agrees that Employee will turn over to the Company on or before the Termination
Date all files, memoranda, records, credit cards and other documents and all physical or personal property which Employee received from the Company and/or which Employee used in the course of Employee's employment with the Company and which are the property of the Company. Employee represents and acknowledges that as a result of Employee's employment with the Company, Employee has had in Employee's custody, possession and control proprietary documents, data, materials, files and other similar items concerning confidential information of the Company. Employee represents and agrees that Employee has returned all such items and any copies or extras thereof and any other property, files or documents obtained as a result of Employee's employment with the Company. Employee further represents that Employee has held such information in trust and in strict confidence and will continue to do. Notwithstanding the above, Employee shall be allowed to retain his laptop. Employee shall also retain his cellular phone, and Company agrees to pay all changes associated with Employee's cellular phone until May 2002.

     12.  References.  The Company agrees to provide Employee with a neutral
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reference giving only dates of employment and job title should Employee seek new employment.

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Reciprocally, Employee agrees that Employee will communicate nothing negative or adverse about the Company.

     13.  Acknowledgment.  Employee represents that Employee has read all the
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terms of this Agreement and has had an opportunity to discuss it with individuals of Employee's own choice who are not associated with the Company. Employee understands that this Agreement releases forever the Company, its parent, subsidiaries and affiliated corporations and each of their respective stockholders, officers, directors, employees, agents, heirs, legal representatives, predecessors, successors, assigns and transferees from any legal action arising from Employee's employment relationship with and the termination of Employee's employment relationship by the Company. Employee signs this Agreement of Employee's own free will in exchange for the consideration to be given to Employee pursuant to Section 2 of this Agreement, which Employee acknowledges is adequate and satisfactory. Employee agrees that neither the Company nor its agents, representatives or employees have made any representations to Employee concerning the terms or effects of this Agreement other than those contained in this Agreement.

     14.  Severability.  The provisions of this Agreement can be severed, and if
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any part of this Agreement is found to be unenforceable, the remainder of this
Agreement will continue to be valid and effective, and this Agreement shall be construed as if such unenforceable provision(s) had never been contained herein. It is the intent of the parties that this Agreement be enforced to the maximum extent permitted by law.

     15.  Entire Agreement.  This Agreement embodies the entire agreement of the
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parties hereto relating to the subject matter hereof and supersedes any and all prior agreements. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties hereto.

     16.  Binding Effect.  As used in this Agreement, all references to "the
          ---------------
Company" will also be construed to refer to the Company's parent corporation, subsidiaries, affiliates and controlling parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, transferees and assigns.

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     17.  Non-Admission of Liability.  This Agreement shall in no way be
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construed as an admission by the Company that it has acted wrongfully with respect to Employee or any other person or that Employee has any rights whatsoever against the Company.


Steven Dmiszewicki:


____________________________                      ___________________________
Signature                                         Date



Level 8 Systems

By: ________________________                      ___________________________
                                                  Date

Title: _____________________

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